Capital One Fourth Quarter 2019 Earnings

Exhibit 99.1
News Release

Contacts:
Investor Relations		Media Relations
Jeff Norris	Danielle Dietz	Sie Soheili	Tatiana Stead
703.720.2455	703.720.2455	703.720.3929	703.720.2352

FOR IMMEDIATE RELEASE: January 21, 2020
Capital One Reports Fourth Quarter 2019 Net Income of $1.2 billion, or $2.25 per share
Excluding adjusting items, Fourth Quarter 2019 Net Income of $2.49 per share(1)
McLean, Va. (January 21, 2020) – Capital One Financial Corporation (NYSE: COF) today announced net income for the fourth quarter of 2019 of $1.2 billion, or $2.25 per diluted common share, compared with net income of $1.3 billion, or $2.69 per diluted common share in the third quarter of 2019, and with net income of $1.3 billion, or $2.48 per diluted common share in the fourth quarter of 2018. Excluding adjusting items, net income for the fourth quarter of 2019 was $2.49 per diluted common share(1).

“In the fourth quarter and for the full year 2019, Capital One continued to post solid results as we invest to grow and to drive our digital transformation,” said Richard D. Fairbank, Founder, Chairman and Chief Executive Officer. “As the many benefits from our technology transformation continue and increase, we are well positioned to succeed in a rapidly changing marketplace.”

Adjusting items in the fourth quarter of 2019, which are excluded from diluted earnings per share (EPS), efficiency ratio and operating efficiency ratio metrics (see Table 15 in our Financial Supplement for additional information):

	Pre-Tax	Diluted EPS
(Dollars in millions, except per share data)	Impact	Impact
Initial allowance build on acquired Walmart portfolio	$84	$0.13
Walmart launch and related integration expenses	48	0.08
Cybersecurity Incident expenses, net of insurance	16	0.03
All comparisons below are for the fourth quarter of 2019 compared with the third quarter of 2019 unless otherwise noted.
Fourth Quarter 2019 Income Statement Summary:

•	Total net revenue increased 7 percent to $7.4 billion.

•	Total non-interest expense increased 7 percent to $4.2 billion:

◦	42 percent increase in marketing.

(1)
Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.

Capital One Fourth Quarter 2019 Earnings

◦	2 percent increase in operating expenses.

•	Pre-provision earnings increased 6 percent to $3.3 billion(2).

•	Provision for credit losses increased 31 percent to $1.8 billion:

◦	Net charge-offs of $1.7 billion.

◦	$135 million reserve build.

•	Net interest margin of 6.95 percent, increased 22 basis points.

•	Efficiency ratio of 56.03 percent.
◦Efficiency ratio excluding adjusting items of 55.16 percent(1).

•	Operating efficiency ratio of 46.47 percent.
◦Operating efficiency ratio excluding adjusting items of 45.60 percent(1).
Fourth Quarter 2019 Balance Sheet Summary:

•	Common equity Tier 1 capital ratio under Basel III Standardized Approach of 12.2 percent at December 31, 2019.

•	Period-end loans held for investment in the quarter increased $16.5 billion, or 7 percent, to $265.8 billion.

◦	Credit Card period-end loans increased $14.6 billion, or 13 percent, to $128.2 billion.

•	Domestic Card period-end loans increased $13.9 billion, or 13 percent, to $118.6 billion.

◦	Consumer Banking period-end loans increased $1.1 billion, or 2 percent, to $63.1 billion.

•	Auto period-end loans increased $1.1 billion, or 2 percent, to $60.4 billion.

◦	Commercial Banking period-end loans increased $849 million, or 1 percent, to $74.5 billion.

•	Average loans held for investment in the quarter increased $12.7 billion, or 5 percent, to $258.9 billion.

◦	Credit Card average loans increased $9.7 billion, or 9 percent, to $122.1 billion.

•	Domestic Card average loans increased $9.5 billion, or 9 percent, to $113.0 billion.

◦	Consumer Banking average loans increased $1.3 billion, or 2 percent, to $62.6 billion.

▪	Auto average loans increased $1.4 billion, or 2 percent, to $59.9 billion.
◦Commercial Banking average loans increased $1.7 billion, or 2 percent, to $74.2 billion.

•	Period-end total deposits increased $5.5 billion, or 2 percent, to $262.7 billion, while average deposits increased $5.0 billion, or 2 percent, to $260.0 billion.

•	Interest-bearing deposits rate paid decreased 14 basis points to 1.41 percent.

(1)
Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.

(2)	Pre-provision earnings is calculated based on the sum of net interest income and non-interest income, less non-interest expense for the period.

Capital One Fourth Quarter 2019 Earnings

All comparisons below are for the full year of 2019 compared with the full year of 2018 unless otherwise noted.
2019 Full Year Income Statement Summary:

•	Total net revenue increased 2 percent to $28.6 billion.

•	Total non-interest expense increased 4 percent to $15.5 billion:

◦	5 percent increase in marketing.

◦	4 percent increase in operating expenses.

•	Pre-provision earnings remained flat at $13.1 billion(2).

•	Provision for credit losses increased 6 percent to $6.2 billion.

•	Efficiency ratio of 54.15 percent.

◦	Efficiency ratio excluding adjusting items was 52.67 percent(1).

•	Operating efficiency ratio of 46.20 percent.

◦	Operating efficiency ratio excluding adjusting items was 44.76 percent(1).
Earnings Conference Call Webcast Information
The company will hold an earnings conference call on January 21, 2020 at 5:00 PM Eastern Time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast via the company’s home page (www.capitalone.com). Under “About,” choose “Investors” to access the Investor Center and view and/or download the earnings press release, the financial supplement, including a reconciliation of non-GAAP financial measures, and the earnings release presentation. The replay of the webcast will be archived on the company’s website through February 4, 2020 at 5:00 PM Eastern Time.
Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Capital One files with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2018 and the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019.
About Capital One
Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A., and Capital One Bank (USA), N.A., had $262.7 billion in deposits and $390.4 billion in total assets as of December 31, 2019. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches located primarily in New York, Louisiana, Texas, Maryland, Virginia, New Jersey and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.
###

(1)
Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.

(2)	Pre-provision earnings is calculated based on the sum of net interest income and non-interest income, less non-interest expense for the period.